                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          INTROGEN THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          INTROGEN THERAPEUTICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2001

To the Stockholders:

     We cordially invite you to attend Introgen's 2001 Annual Meeting of Stockholders to be held on Wednesday, December 5, 2001 at 10:00 a.m. local time at the Houstonian Hotel, located at 111 North Post Oak Lane, Houston, Texas 77024. At the Annual Meeting we will:

          1. Elect two Class I directors to the Board of Directors for a term of three years;

          2. Ratify the amendment to Introgen's Bylaws that increased the number of authorized directors from five (5) to six (6) and increased the number of Class II directors from one (1) to two (2);

          3. Amend Introgen's Certificate of Incorporation to permit Introgen's Board of Directors to amend Section 3.2 of Introgen's Bylaws relating to the number and classes of directors;

          4. Ratify the approval of Introgen's 2000 Stock Option Plan for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended;

          5. Ratify the appointment of Arthur Andersen LLP as Introgen's independent public accountants for the six month period ending December 31, 2001 and the fiscal year ending December 31, 2002; and

          6. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders who owned Introgen stock at the close of business on October 9, 2001 may attend and vote at the Annual Meeting. If you cannot attend the Annual Meeting, you may vote electronically using the Internet as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage prepaid envelope. Any stockholder attending the Annual Meeting may vote in person, even though he or she has already returned a Proxy Card.

                                          Sincerely,

                                          /s/ RODNEY VARNER
                                          --------------------------------------
                                          Rodney Varner
                                          Secretary

Austin, Texas
October 24, 2001

                          INTROGEN THERAPEUTICS, INC.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Our Board of Directors is soliciting proxies for our 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     This Proxy Statement, a Proxy Card and the 2001 Annual Report to Stockholders were mailed to stockholders on or about October 24, 2001.

                             QUESTIONS AND ANSWERS

Q: WHAT IS THE RECORD DATE FOR THE ANNUAL MEETING AND HOW MAY SHARES OF OUR COMMON STOCK WERE OUTSTANDING ON THE RECORD DATE?

A: Our Board of Directors set October 9, 2001 as the record date for the Annual Meeting. On October 9, 2001, approximately 21,442,382 shares of our common stock were outstanding.

Q:   WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO I HAVE?

A: All stockholders who owned shares of our common stock on October 9, 2001 are entitled to vote at the Annual Meeting. Every stockholder is entitled to one (1) vote for each share of common stock held.

Q:   HOW DO I VOTE?

A: You may vote in person by attending the meeting or by completing and returning a proxy by mail or electronically using the Internet. To vote your proxy by mail, mark your vote on the enclosed Proxy Card, then follow the directions on the Proxy Card. To vote your proxy using the Internet, see the instructions on the Proxy Card, and have the Proxy Card available when you access the Internet web site. The home page will prompt you to enter you control number, then follow the instructions to record your vote. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Q:   CAN I CHANGE MAY VOTE?

A: You can revoke your proxy before the time of voting at the Annual Meeting in several ways:

     - by mailing a revised proxy dated later than the prior proxy;

     - by voting again at the Internet web site;

     - by voting in person at the meeting; or

     - by notifying our corporate secretary in writing that you are revoking your proxy.

     Your revocation must be received before the Annual Meeting to be counted.

Q:   WHAT CONSTITUTES A "QUORUM" FOR THE ANNUAL MEETING?

A: At least a majority of the shares of our common stock outstanding as of the record date must be present at the Annual Meeting or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if you are either (i) present and vote in person at the Annual Meeting or (ii) have properly submitted a proxy via mail or Internet. Abstentions, broker non-votes and votes withheld from director nominees are considered as shares present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received voting instructions from the owner of the shares.

Q:   WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: For Proposal I, the two (2) individuals receiving the highest number of "FOR" votes will be elected. To pass, Proposals II and III require the affirmative "FOR" vote of at least two-thirds of the shares of our common stock outstanding and entitled to vote on the record date and Proposals IV and V require the affirmative "FOR" vote of at least a majority of the shares of our common stock present at the Annual Meeting and entitled to vote.

Q:   HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or you may elect to have your vote "WITHHELD" with respect to one or more of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. Similarly, if you do not vote and hold your shares in a brokerage account in your broker's name (this is called "street name"), and if your broker does not have discretionary authority to vote in the election of directors, your shares will have no effect in the election of directors. On the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you abstain from voting on the other proposals, it has the same effect as a vote against the proposal. If you hold your shares in "street name" and you do not vote, or your broker does not have discretionary authority to vote, your shares will not be counted in the tally of the number of shares cast on Proposals IV and V, and therefore may have the effect of reducing the number of shares needed to approve that proposal. However, with respect to Proposals II and III, because your broker will not have discretionary authority to vote on these proposals if you do not instruct your broker specifically, your failure to direct the vote will have the effect of a vote cast "AGAINST." Finally, if you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each director and "FOR" the ratification of the amendment to our Bylaws, the amendment of our Certificate of Incorporation, the ratification of approval of the 2000 Stock Option Plan, and the ratification of the independent public accountants.

Q:   WHO IS SOLICITING MY VOTE AND WHO PAYS FOR THE SOLICITATION OF PROXIES?

A: This Proxy Statement is furnished in connection with the solicitation of your vote by our Board of Directors. We pay the costs of soliciting proxies from stockholders. We have hired Georgeson Shareholder Communications, Inc. to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Georgeson Shareholder Communications, Inc. a fee of $6,500 for its services and will reimburse Georgeson Shareholder Communications, Inc. for certain out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Introgen personally, by telephone or by facsimile, without additional compensation.

Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMENDED VOTING ON THE PROPOSALS?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board of Directors, "FOR" the ratification of the amendment to our Bylaws, "FOR" the amendment of our Certificate of Incorporation, "FOR" the approval of our 2000 Stock Option Plan, and "FOR" the ratification of the appointment of Arthur Andersen LLP as our independent public accountants.

Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS DUE?

A: We recently changed our fiscal year end from June 30 to December 31. We anticipate holding our 2002 annual meeting of stockholders in May 2002. Stockholder proposals for the 2002 annual meeting of stockholders must be received by us within a reasonable time before we print and mail our proxy materials for the 2002 annual meeting of stockholders, which we anticipate will occur in March 2002. In addition, notice of any stockholder proposals must given in accordance with our Bylaws. If a stockholder fails to give notice of a stockholder proposal as required by our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Q:   WHERE ARE YOUR PRINCIPAL EXECUTIVE OFFICES?

A: Our principal executive offices are located at 301 Congress Avenue, Suite 1850, Austin, Texas 78701. Our telephone number is (512) 708-9310.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of our common stock as of the record date by (i) all persons known to us to be the beneficial owners of more than 5% of our common stock, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, and the records of Equiserve, N.A., our transfer agent, (ii) each of the executive officers named in the table under "Executive
Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

     Except as otherwise noted, and subject to applicable community property laws, the persons named in this table have, to our knowledge, sole voting and investing power for all of the shares of common stock held by them.

     This table lists applicable percentage ownership based on 21,442,382 shares of common stock outstanding as of September 26, 2001. Options to purchase shares of our common stock that are exercisable within 60 days of September 26, 2001 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

     Unless otherwise indicated, the address for each stockholder on this table is c/o Introgen Therapeutics, Inc., 301 Congress Avenue, Suite 1850, Austin, Texas 78701.

                                                                 SHARES        PERCENT
                                                              BENEFICIALLY   BENEFICIALLY
BENEFICIAL OWNER                                                 OWNED          OWNED
----------------                                              ------------   ------------
Rhone-Poulenc Rorer International (Holdings) Inc.(1)........   6,312,614        26.54%
  500 Arcola Road
  Collegeville, PA 19426
John N. Kapoor, Ph.D.(2)....................................   3,540,557        16.45%
  225 Deerpath, #250
  Lake Forest, IL 60045
David G. Nance(3)...........................................   2,539,031        11.67%
The Board of Regents of The University of Texas System......   1,236,398         5.77%
  201 West 7th Street
  Austin, TX 78701
Mahendra G. Shah, Ph.D.(4)..................................     420,051         1.94%
William H. Cunningham, Ph.D.(5).............................      14,933            *
Charles E. Long(6)..........................................      19,333            *
Elise T. Wang(7)............................................       9,333            *
James W. Albrecht, Jr.(8)...................................     163,072            *
J. David Enloe, Jr.(9)......................................     108,000            *
G. Thomas Finnegan III(10)..................................          --            *
Shawn L. Gallagher(11)......................................     162,310            *
James A. Merritt, M.D.(12)..................................     169,382            *
David L. Parker, Ph.D., J.D.(13)............................     118,883            *
All directors and executive officers as a group (12
  people)(14)...............................................   7,264,885        33.88%

---------------

  *  Less than 1% of the outstanding shares of common stock.

 (1) In December 1999, Rhone-Poulenc S.A., the ultimate parent company of Rhone-Poulenc Rorer Pharmaceuticals Inc., combined with Hoechst AG, and the parties have combined Hoechst Marion Roussel, the pharmaceutical business of Hoechst AG, with that of Rhone-Poulenc Rorer to form Aventis Pharma. Rhone-Poulenc Rorer Pharmaceuticals Inc. is now known as Aventis Pharmaceuticals Products Inc. The share number includes 2,343,721 shares of our common stock issuable within 60 days of September 26, 2001 upon conversion of Series A non-voting convertible preferred stock held by Aventis Pharmaceuticals Products Inc.

 (2) Consists of 359,245 shares held by EJ Financial Enterprises, Inc., 1,792,106 shares held by EJ Financial Investments IV, L.P., 1,331,604 shares held by EJ Financial Investments VI, L.P., and 76,800 shares held by Dr. Kapoor subject to stock options that are exercisable within 60 days of September 26, 2001. EJ Financial Investments IV, L.P. and EJ Financial Investments, VI, L.P. are partnerships controlled by their general partner, EJ Financial Enterprises. Dr. Kapoor is President of EJ Financial Enterprises. Dr. Kapoor disclaims beneficial ownership of the shares held by EJ Financial Enterprises, EJ Financial Investments IV, L.P. and EJ Financial Investment VI, L.P.

 (3) Consists of 1,346,979 shares held by Developtech Resources Corporation, 18,130 shares held by Domecq Technologies, Inc., 850,496 shares held by Debouchement, Ltd., and 323,426 shares held by Mr. Nance subject to stock options that are exercisable within 60 days of September 26, 2001. Mr. Nance is President and Chief Executive Officer of Developtech Resources Corporation, Domecq Technologies, Inc., and Debouchement, Ltd. Mr. Nance holds the right to vote for each entity and has dispositive control over the shares.

 (4) Consists of 238,272 shares subject to stock options that are exercisable within 60 days of September 26, 2001 and an option to purchase from EJ Financial Enterprises, Inc. a total of 181,779 shares of our common stock.

 (5) Consists of 14,933 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

 (6) Includes 9,333 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

 (7) Consists of 9,333 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

 (8) Includes 161,472 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

 (9) Consists of 108,000 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

(10) Mr. Finnegan has no shares subject to stock options that are exercisable within 60 days of September 26, 2001.

(11) Includes 151,872 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

(12) Includes 70,272 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

(13) Includes 96,672 shares subject to stock options that are exercisable within 60 days of September 26, 2001.

(14) Includes shares described in the notes above, as applicable to our directors and current executive officers.

                               EXECUTIVE OFFICERS

     The following sets forth information concerning the persons currently serving as our executive officers, including information as to each executive officer's age as of the record date, position and business experience.

NAME                                    AGE                  POSITION
----                                    ---                  --------
David G. Nance........................  50    President and Chief Executive Officer
James W. Albrecht, Jr. ...............  47    Chief Financial Officer
J. David Enloe, Jr. ..................  38    Vice President, Operations
G. Thomas Finnegan III................  34    Vice President, Finance and Corporate
                                              Development
Shawn L. Gallagher....................  40    Vice President, Product Development
James A. Merritt, M.D. ...............  50    Vice President, Clinical Affairs
David L. Parker, Ph.D., J.D. .........  47    Vice President, Intellectual Property

     Please see "Election of Directors" for additional information with respect to Mr. Nance.

     James W. Albrecht, Jr. joined Introgen in November 1994 as our Vice President, Operations and Administration, and has served as our Chief Financial Officer since September 1995. From 1993 to 1996, he operated a consulting business providing chief financial officer services to the technology and real estate industries. Mr. Albrecht was previously with Arthur Andersen LLP as an accountant and is a Certified Public Accountant.

     J. David Enloe, Jr. joined Introgen in March 1995. He has served as our General Business Manager and Vice President, Administration, and is currently Vice President, Operations. From 1989 to 1995, he held various positions at Centrilift, a division of Baker Hughes, Inc., an energy services company, including Region General Manager, Southeast Asia, and was with Arthur Andersen LLP as an accountant prior to that time. Mr. Enloe is a Certified Public Accountant.

     G. Thomas Finnegan III joined Introgen in March 2001 as Vice President of Finance and Corporate Development. From 1999 to March 2001, Mr. Finnegan was associated with the Health Care Investment Banking division of SG Cowen. Prior to that Mr. Finnegan was an investment-banking associate for Merrill Lynch & Co., and prior to that was an equity analyst for Forstmann Partners LP. Mr. Finnegan earned an M.B.A. from the Goizueta School of Business at Emory University and a B.A. in finance from the University of South Carolina.

     Shawn L. Gallagher joined Introgen in August 1996 as our Vice President, Manufacturing, and is currently Vice President, Product Development. From 1995 to 1996, he served as Director of Operations at Magenta Corporation, a biotechnology services company, now BioReliance Corp. From 1991 to 1995, he held various manufacturing management positions at ImmunoGen, Inc., a biotechnology company. Mr. Gallagher received a M.S. in chemical engineering from the University of California at San Diego.

     James A. Merritt, M.D. joined Introgen in February 1996 as our Vice President, Clinical Affairs. From 1994 to 1995, he served as Vice President of Medical Affairs at Viagene, Inc., a biotechnology company. From 1990 to 1994, Dr. Merritt held various positions with IDEC Pharmaceuticals Corp., most recently as Senior Director, Clinical Sciences. Dr. Merritt has served on the editorial board of the Journal of Anti-Cancer Drugs since 1990. He received his M.D. from the University of Vermont and is board certified in internal medicine and medical oncology.

     David L. Parker, Ph.D., J.D. joined Introgen in March 1999 as our Vice President, Intellectual Property. Since January 2000, Dr. Parker has been a partner with the law firm Fulbright & Jaworski LLP. From 1992 to January 2000, he was a shareholder of the patent law firm Arnold White & Durkee Professional Corporation and was previously an associate with that firm. Since 1997, Dr. Parker has served as an adjunct professor at The University of Texas School of Law. Dr. Parker received his Ph.D. in molecular pharmacology and molecular biology from Baylor College of Medicine and his J.D. from The University of Texas School of Law.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     Our Board of Directors is divided into three classes, with the term of office of one class expiring each year. We currently have six directors with two directors in each class. The terms of office of our Class I directors, William
H. Cunningham, Ph.D. and Elise T. Wang, expire at this Annual Meeting. The terms of office of our Class II directors, Mahendra G. Shah, Ph.D. and Charles E. Long, will expire at the 2002 Annual Meeting and the terms of office of our Class III directors, John N. Kapoor, Ph.D. and David G. Nance, will expire at the 2003 Annual Meeting. At the 2001 Annual Meeting, stockholders will elect two directors for a term of three years.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of the record date and business experience.

NAME OF NOMINEE                       AGE           PRINCIPAL OCCUPATION           DIRECTOR SINCE
---------------                       ---           --------------------           --------------
William H. Cunningham(1)(2).........  57    Professor, The University of Texas          2000
                                            at Austin
Elise T. Wang(1)....................  42    Managing Director, Salomon Smith            2001
                                            Barney

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     William H. Cunningham, Ph.D. has served as a member of our Board of Directors since July 2000. Dr. Cunningham served as Chancellor and Chief Executive Officer of The University of Texas System from 1992 to 2000, in addition to holding the Lee Hage and Joseph D. Jamail Regents Chair in Higher Education Leadership. He served as President of The University of Texas at Austin, a component institution of the University of Texas System from 1985 to 1992. He is currently a Professor of Marketing at The University of Texas at Austin. Dr. Cunningham serves on a number of public commissions, private corporate boards and in a number of advisory roles to corporations. Dr. Cunningham serves as a disinterested director on the board of directors of John Hancock Advisers, Inc. He also serves on the board of directors of Jefferson Pilot Corporation and Southwest Airlines, Inc., both of which are publicly-traded Fortune 500 corporations. Dr. Cunningham received his Ph.D. and M.B.A. from Michigan State University. In 1993, he received an Honorary Doctor of Laws Degree and the Distinguished Alumnus Award from Michigan State University.

     Elise T. Wang has served as a member of our Board of Directors since January 2001. She is currently Managing Director, U.S. Equity Research Division, at Salomon Smith Barney. Ms. Wang was formerly managing director and senior research analyst in the Health Care Equity Research Group at PaineWebber Incorporated, where she covered the biotechnology industry for the past nine years. Prior to joining PaineWebber Health Care Equity research group in January of 1996, Ms. Wang was vice president in the Health Sciences Group of PaineWebber's Investment Banking Division with responsibility for providing financial advisory services to biotechnology and other health care sectors. Ms. Wang joined PaineWebber Development Corporation in 1987, became vice president in 1992 and joined Investment Banking in 1993. Ms. Wang received her M.B.A. from Harvard Graduate School of Business.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director's age as of the record date and business experience.

NAME OF NOMINEE                       AGE      POSITION/PRINCIPAL OCCUPATION      DIRECTOR SINCE
---------------                       ---      -----------------------------      --------------
David G. Nance.....................   50    President, Chief Executive Officer         1993
                                            and Director
John N. Kapoor, Ph.D. .............   58    Chairman of the Board; Chairman of         1993
                                            the Board of EJ Financial
                                            Enterprises, Inc.
Charles E. Long(1)(2)..............   61    Director; Retired                          2001
Mahendra G. Shah, Ph.D. ...........   56    Director; Chief Executive Officer          1993
                                            and Chairman of the Board of
                                            Directors of First Horizon
                                            Pharmaceutical Corporation

---------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

     David G. Nance has served as a member of our Board of Directors and as our President and Chief Executive Officer since our inception in June 1993. From 1992 to 1996, Mr. Nance served as the Managing Partner of Texas Biomedical Development Partners, the investment group that founded us.

     John N. Kapoor, Ph.D. has served as Chairman of our Board of Directors since our inception in June 1993. In 1990, Dr. Kapoor founded EJ Financial Enterprises, Inc., a healthcare investment company and is presently the chairman of its board of directors. He is also presently chairman of the board of directors of Akorn, Inc., NeoPharm, Inc. and OptionCare, Inc. and is a director of Integrated Surgical Systems, Inc. Dr. Kapoor received his Ph.D. in medicinal chemistry from the State University of New York at Buffalo.

     Charles E. Long has served as a member of our Board of Directors since January 2001. Mr. Long is former vice chairman of Citicorp and its principal subsidiary, Citibank. Mr. Long held various positions during his career with Citicorp, which began in 1972. From 1982 to 1998 he headed Citicorp's External Affairs Division, which includes the Government Relations Division in Washington, D.C. From 1976 to 1982, he was responsible for managing Citicorp's international consumer banking business, as well as legal and external affairs for consumer banking worldwide. Mr. Long is a trustee of the Eisenhower Exchange Fellowship, the Midwest Research Institute and the National Forest Foundation. He has served as an officer, director or trustee on a number of corporate, charitable and public boards, including vice chairman of Georgetown University, vice chairman and director of Woodrow Wilson House Museum and Ford's Theater in Washington, D.C. Mr. Long is a director of Atlas Copco North America and Stora Enzo North America. Mr. Long is also a member of the board of directors of Gendux AB, our wholly-owned subsidiary.

     Mahendra G. Shah, Ph.D. has served as a member of our Board of Directors since our inception in June 1993. From 1993 to 1999, Dr. Shah served as our Vice President, Corporate and Business Development. From 1991 to January 2001, he served as Vice President, Corporate Development of EJ Financial Enterprises, Inc., a healthcare investment company. Dr. Shah presently serves as the chief executive officer and chairman of the board of directors of First Horizon Pharmaceutical Corporation. Dr. Shah received a Ph.D. in industrial pharmacy from St. John's University.

     There are no family relationships among any of our directors or executive officers.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of three meetings and acted by written consent three times during the fiscal year ended June 30, 2001. During that period, the Board of Directors had a standing Audit Committee,

Compensation Committee and Executive Committee. In addition, in connection with our initial public offering, the Board of Directors had a Pricing Committee. The Board of Directors does not have a standing Nominating Committee.

     The Audit Committee, which currently consists of directors William H. Cunningham, Ph.D., Charles E. Long and Elise T. Wang, met three times during the fiscal year ended June 30, 2001. The Audit Committee monitors our system of internal controls, provides our Board of Directors with the results of its examinations and recommendations derived therefrom, outlines to the Board of Directors improvements made, or to be made, in internal accounting controls, recommends the appointment of independent auditors and provides to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters which require the attention of our Board of Directors.

     The Compensation Committee, which currently consists of directors William
H. Cunningham and Charles E. Long, acted by written consent five times during the fiscal year ended June 30, 2001. The Compensation Committee administers our 2000 Stock Option Plan, reviews forms of compensation to be provided to our officers and employees, including stock compensation and loans, grants options to purchase our common stock to our employees, executive officers and directors, and reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the members of the Board of Directors, including stock compensation and loans.

     The Executive Committee, which currently consists of directors David G. Nance and John N. Kapoor, Ph.D., acted by written consent one time during the fiscal year ended June 30, 2001. The Executive Committee acts on behalf of our Board of Directors to the extent permitted under Delaware law.

     The Pricing Committee, which consisted of directors David G. Nance and John
N. Kapoor, Ph.D., met once during the fiscal year ended June 30, 2001. The Pricing Committee approved the underwriting agreement in connection with our initial public offering, the number of shares to be offered in the initial public offering and the price of the shares to be offered in the initial public offering.

     No director attended fewer than 75% of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he or she served during the fiscal year ended June 30, 2001.

BOARD COMPENSATION

     Each non-employee director is granted an option to purchase 33,600 shares of our common stock (exercisable at fair market value on the date of grant) upon becoming a director. The option vests ratably each month after the date of grant of such option, so that the entire option is fully vested three years from the date of grant. Each incumbent director is annually granted an option to purchase 9,600 shares of our common stock (exercisable at fair market value on the date of grant) on the date of our annual meeting of stockholders. That option vests ratably each month after the date of grant of such option, so that the entire option is fully vested one year from the date of grant. Directors do not receive any cash or other additional compensation, other than reimbursement of their out-of-pocket expenses, for services provided as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS NAMED ABOVE.

                                  PROPOSAL TWO

                      RATIFICATION OF AMENDMENT TO BYLAWS

     Following our initial public offering in October 2000 and prior to the amendment described in this proposal, our Bylaws set the number of authorized directors at five. Those five directors were separated into three classes, each with three year terms. The term of office of the first class, which consists of two directors, expires at the Annual Meeting; the term of office of the second class, which prior to the amendment of our Bylaws described in this proposal consisted of one director, expires at the 2002 annual meeting of stockholders;

and the term of office of the third class, which consists of two directors, expires at the 2003 annual meeting of stockholders.

     In January 2001, we were successful in attracting two well-qualified director candidates whose skills and experience will benefit us. Our Board of Directors determined that our interests and the interests of our stockholders would be best served by appointing these candidates to our Board of Directors. However, in order to appoint these candidates to our Board of Directors, our Bylaws had to be amended to increase the number of authorized directors from five to six and to increase the number of directors comprising Class II from one to two. The director candidates were appointed by our Board of Directors to fill an existing vacancy in Class I of our Board of Directors and to fill the vacancy created by the amendment of our Bylaws described in this proposal in Class II of our Board of Directors. Each director so appointed will serve for the remainder of the full term of such director's class.

     Prior to the amendment described above, Section 3.2 of our Bylaws read as follows:

     "3.2  NUMBER OF DIRECTORS

          The board of directors shall consist of five (5) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. Upon the closing of the first sale of the corporation's common stock pursuant to a firmly underwritten registered public offering (the "IPO"), the directors shall be divided into three classes, with the term of office of the first class, which class shall initially consist of three directors, to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class, which shall initially consist of three directors, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of four directors, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders held after such election.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

          Section 3.2 was amended in January 2001 to read as follows:

     "3.2  NUMBER OF DIRECTORS

          The board of directors shall consist of six (6) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. The directors shall be divided into three classes, with the term of office of the first class, which class shall consist of two directors, to expire at the 2001 annual meeting of stockholders; the term of office of the second class, which class shall consist of two directors, to expire at the 2002 annual meeting of stockholders; the term of office of the third class, which class shall initially consist of two directors, to expire at the 2003 annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders held after such election.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

     Article XI of our Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 17, 2000 requires the affirmative vote of at least two-thirds of our outstanding voting securities to amend Section 3.2 of our Bylaws. Accordingly, we are proposing that our stockholders ratify the amendment to our Bylaws described in this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO OUR BYLAWS.

                                 PROPOSAL THREE

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     As noted above, Article XI of our Restated Certificate of Incorporation provides that any amendment, repeal, or modification of Section 3.2 (Number of Directors) of the Bylaws requires the approval of two-thirds of our outstanding shares. Our Board of Directors recommends amending Article XI of our Restated Certificate of Incorporation to permit the Board of Directors to amend or modify
Section 3.2 of our Bylaws without the further approval of the stockholders. The text of the amendment to our Restated Certificate of Incorporation is attached hereto as Exhibit A.

     If Proposal III is approved by our stockholders, Article XI of our Restated Certificate of Incorporation will read as follows:

          "No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Corporation's Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of at least two-thirds of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or
     Article XII of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting) or
     2.12 (Stockholder Action by Written Consent Without a Meeting) of the Corporation's Bylaws. The affirmative vote of at least two-thirds of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification by the stockholders of Section 3.2 (Number of Directors) of the Corporation's Bylaws."

     The proposed amendment to Article IX of our Restated Certificate of Incorporation will enable our Board of Directors to take timely advantage of the availability of well-qualified candidates for appointment to the Board of Directors, in particular, candidates from outside Introgen whose skills and experience will benefit us. Any such candidate appointed as a director by our Board of Directors would serve the remainder of the full term of the class of our Board of Directors to which such director is appointed. At the end of the full term of such director's class, the director would stand for election at our next annual meeting. We do not currently have any plans to increase the size of our Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL FOUR

               RATIFICATION OF APPROVAL OF 2000 STOCK OPTION PLAN

GENERAL

     This section provides a summary of the terms of the 2000 Stock Option Plan (the "Stock Plan") and the proposal to ratify the approval of the Stock Plan.

     We are soliciting the ratification of the approval of the Stock Plan to continue to use the Stock Plan to achieve our goals as set forth below and to continue to receive a federal income tax deduction for compensation paid under the Stock Plan. Our Board of Directors and stockholders approved the Stock Plan prior to our October 2000 initial public offering. A total of 5,170,058 shares of our common stock is currently reserved for issuance under the Stock Plan. Annual increases in this total number of reserved shares occur on the first day of each fiscal year equal to the lesser of 1,600,000 shares of our common stock, 5% of the outstanding shares of our capital stock or a lesser amount determined by the Board of Directors. The Stock Plan is unchanged since our stockholders last approved the plan in September 2000.

     The Stock Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining excellent employees, non-employee directors and consultants who provide significant services to us. The Stock Plan also is intended to align the interests of participants with the interests of our stockholders by encouraging participants to own more of our stock.

SUMMARY OF THE 2000 STOCK OPTION PLAN

     General. The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to our employees, directors and consultants and to promote the success of our business. Options and stock purchase rights may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Stock Plan may generally be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Stock Plan to our employees, directors and consultants. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the federal income tax deductibility of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Stock Plan provides that it shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m), and that no employee, director or consultant may be granted, in any fiscal year, options and stock purchase rights to purchase more than 1,000,000 shares of our common stock. Notwithstanding this limit, in connection with an individual's initial employment with us, an employee, director or consultant may be granted options or stock purchase rights to purchase up to an additional 1,000,000 shares of our common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

     - Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% or greater stockholder may not be less than 110% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     - Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Stock Plan generally vest and become exerciseable over a four year period. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, a reduction in the amount of any liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     - Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant, provided that in the case of an incentive stock option granted to a 10% or greater stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     - Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Stock Plan generally expire on the earlier of the date set forth in his or her notice of grant or three months following the date of such termination. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its expiration.

     - Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Stock Plan generally expire on the earlier of 12 months from the date of such termination or the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     - Nontransferability of Options. Unless determined otherwise by the Administrator, options granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     - Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

     - Stock Purchase Rights. Stock purchase rights, which represent the right to purchase our common stock, may be issued under the Stock Plan. Unless the Administrator determines otherwise, upon the exercise of a stock purchase right, the purchaser, under a restricted stock purchase agreement, shall grant to us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason, including death or disability. The purchase price for unvested shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the Administrator.

     - Adjustments Upon Changes in Capitalization. In the event that our common stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall fully vest in and have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten days prior to the consummation of the liquidation or dissolution.

     In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In addition, if a merger or sale of our assets constitutes a change in control (as defined below), then the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all the optioned stock, irrespective of any assumption or substitution by the successor corporation.

     A "change in control" is defined as any merger or reorganization with or into another corporation, entity or person, or the sale of all or substantially all our assets to another corporation, entity or person, unless after such merger, reorganization or sale of assets, 51% of the capital stock or equity interest in such other corporation, entity or person is owned by persons who owned an aggregate 51% of our capital stock immediately prior to such merger, reorganization or sale of assets.

     Amendment and Termination of the Stock Plan. The Board of Directors may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the Stock Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by our Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the Stock Plan without the written consent of the optionee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its original approval by the Board of Directors or the date of any increase in the number of shares reserved for issuance under the Stock Plan, whichever is later.

OPTIONS GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

     The number of options that any employee or other service provider receives is in the discretion of the Administrator and thus cannot be determined in advance. The following table sets forth the total number of shares of our common stock subject to options granted under the Stock Plan during the fiscal year ended June 30, 2001 and the average per share exercise price of the options.

                                                             NUMBER OF      AVERAGE PER
                                                              OPTIONS     SHARE EXERCISE
NAME OF INDIVIDUAL OR GROUP                                   GRANTED        PRICE(1)
---------------------------                                  ---------   -----------------
David G. Nance.............................................    50,000          $5.00
James A. Merritt, M.D. ....................................    40,000           5.00
David L. Parker, Ph.D., J.D. ..............................    40,000           5.00
James W. Albrecht, Jr. ....................................    40,000           5.00
Shawn L. Gallagher.........................................    40,000           5.00
G. Thomas Finnegan III.....................................   150,000           3.50
All executive officers, as a group.........................   400,000           4.44
All directors who are not executive officers, as a group...   100,800           4.33
All employees who are not executive officers, as a group...   151,299           4.75

---------------

(1) All options were granted with an exercise price equal to 100% of the fair market value on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Taxes on net capital gains for shares held for more than 12 months are currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Taxes on net capital gains for shares held for more than 12 months are currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser's termination of employment with us. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF OUR STOCK PLAN.

                                 PROPOSAL FIVE

            RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, subject to approval by our stockholders, Arthur Andersen LLP, independent public accountants, to audit our books, records and accounts for the six month period ending December 31, 2001 and the fiscal year ending December 31, 2002. (On September 26, 2001, the Board of Directors elected to change our fiscal year end from June 30 to December 31. The six month audit is necessitated by our change from a June 30 fiscal year end to a December 31 fiscal year end.). Arthur Andersen LLP has audited our financial statements since our inception.

AUDIT FEES

     The estimated aggregate fees billed and to be billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended June 30, 2001, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year, are approximately $74,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services rendered to us for the fiscal year ended June 30, 2001, other than the services described above under "Audit Fees," were approximately $305,000.

These fees related primarily to services provided in connection with our October 2000 initial public offering and the preparation of tax returns and related consultation.

     A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid by us during the fiscal years ended June 30, 2001, 2000 and 1999 to our Chief Executive Officer and our four other most highly compensated executive officers whose total salary and bonus exceed $100,000 (collectively, the "Named Executive Officers"):

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        -------------
                                                                         SECURITIES
                                                  ANNUAL COMPENSATION    UNDERLYING
                                                  -------------------      OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR    SALARY      BONUS    (# OF SHARES)   COMPENSATION
---------------------------                ----   ---------   -------   -------------   ------------
David G. Nance...........................  2001   $300,208    $8,835        50,000            --
President and Chief Executive Officer      2000    271,337        --        77,840
                                           1999    265,494       500       174,400
James A. Merritt, M.D. ..................  2001    200,000     5,841        40,000            --
Vice President, Clinical Affairs           2000    196,337       250        21,888
                                           1999    191,743       500        86,400
David L. Parker, Ph.D., J.D. ............  2001    190,000     5,257        40,000            --
Vice President, Intellectual Property      2000    190,000       250        21,888
                                           1999     71,538       500       182,400
James W. Albrecht, Jr. ..................  2001    180,000     5,257        40,000            --
Chief Financial Officer                    2000    176,397        --        21,888
                                           1999    175,869       500       105,600
Shawn L. Gallagher.......................  2001    180,000     5,257        40,000            --
Vice President, Product Development        2000    166,337       250        21,888
                                           1999    156,660       500       105,600

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options made during the fiscal year ended June 30, 2001 to each Named Executive Officer.

                                                     INDIVIDUAL GRANTS
                                            ------------------------------------    POTENTIAL REALIZABLE
                                            % OF TOTAL                             VALUE AT ASSUMED ANNUAL
                               NUMBER OF     OPTIONS                                RATES OF STOCK PRICE
                               SECURITIES   GRANTED TO                             APPRECIATION FOR OPTION
                               UNDERLYING   EMPLOYEES     EXERCISE                       TERM(2)(3)
                                OPTIONS       IN FY       OR BASE     EXPIRATION   -----------------------
NAME                            GRANTED      2001(1)       PRICE         DATE          5%          10%
----                           ----------   ----------   ----------   ----------   ----------   ----------
David G. Nance..............     50,000       7.67%        $5.00       3/8/2011     $262,500     $275,000
James A. Merritt, M.D. .....     40,000       6.14%         5.00       3/8/2011      210,000      220,000
David L. Parker, Ph.D.,
  J.D. .....................     40,000       6.14%         5.00       3/8/2011      210,000      220,000
James W. Albrecht, Jr. .....     40,000       6.14%         5.00       3/8/2011      210,000      220,000
Shawn L. Gallagher..........     40,000       6.14%         5.00       3/8/2011      210,000      220,000

---------------

(1) Based on the grant of stock options representing 651,890 shares to employees during the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) These options vest as to one-quarter of the shares each year, starting one year after the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, for each of the Named Executive Officers, the number of options exercised during the fiscal year ended June 30, 2001 and the year-end value of unexercised options:

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES              IN-THE-MONEY
                                 NUMBER OF                 UNDERLYING UNEXERCISED              OPTIONS AT
                                  SHARES                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
David G. Nance................        --           --      256,093        180,547      $1,224,125      $863,015
James A. Merritt, M.D. .......    96,000      $82,464       48,672         99,616         232,652       476,164
David L. Parker, Ph.D.,
  J.D. .......................        --           --       96,672        147,616         462,092       705,604
James W. Albrecht, Jr. .......        --           --      135,072        109,216         645,644       522,052
Shawn L. Gallagher............        --           --      125,472        109,216         599,756       522,052

---------------

(1) Based on a fair market value of $4.78 per share, which was the closing price of our common stock on June 29, 2001, as reported on the NASDAQ National Market.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     We have an employment agreement with David G. Nance, under which he serves as our President and Chief Executive Officer. Under this agreement, Mr. Nance received an initial base salary of $275,000 per annum. Effective August 1, 2000, his base salary was raised 10%, and was raised an additional 10% effective August 1, 2001. His base salary will be raised an additional 10% effective August 1, 2002. Under this agreement, Mr. Nance was granted options to purchase 80,000 shares of our common stock upon the completion of our initial public offering in October 2000 and on August 1, 2001. He will be granted options to purchase 80,000 shares of our common stock on August 1, 2002. Such options are exercisable at a price determined by the Administrator of the Stock Plan, and are fully vested when granted. The agreement continues through July 31, 2003 and renews automatically for one year terms until either party gives timely written notice of non-renewal.

     All of the options granted under our 1995 Stock Plan and the 2000 Stock Option Plan shall immediately vest and become exercisable upon our merger or reorganization with or into another corporation, entity or person, or the sale of all or substantially all our assets to another corporation, entity or person, unless after such merger, reorganization or sale of assets, 51% of the capital stock or equity interest in such other corporation, entity or person is owned by persons who owned an aggregate 51% of our capital stock immediately prior to such merger, reorganization or sale of assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We sold and issued 100,000 shares of a new class of Series A Non-Voting Convertible Preferred Stock, $.001 par value, to Aventis Pharmaceuticals Products Inc. for $25,000,000 pursuant to a purchase agreement executed on June 30, 2001. We received the cash payment and issued the shares on July 2, 2001. Aventis Pharmaceuticals Products Inc. is an affiliate of Rhone-Poulenc Rorer International (Holdings) Inc., which holds greater than five percent of our outstanding common stock.

     Mahendra G. Shah, Ph.D., one of our directors, was, until January 1, 2001, an employee of EJ Financial Enterprises, Inc., one of our stockholders. John N. Kapoor, Ph.D., the Chairman of our Board of Directors, is the sole stockholder of EJ Financial Enterprises. We have a consulting agreement with EJ Financial Enterprises pursuant to which EJ Financial Enterprises provides services to us for $175,000 per year. The Agreement provides for the assistance of EJ Financial Enterprises with our business development, license negotiation, market analysis and general corporate development. This agreement is automatically renewable each July 1 for one-year terms, unless either party gives 30 days' advance notice of termination.

     We have a consulting agreement with an individual primarily responsible for the creation of one of our technologies, who, during the fiscal year ended June 30, 2001, was the beneficial owner of five percent or more of our outstanding stock. Under this consulting agreement, we paid this individual fees of $145,800, $150,000 and $150,000 during the years ended June 30, 1999, 2000 and
2001, respectively, and we are obligated to pay the individual fees of $150,000 per year, with such compensation increasing annually, starting October 1, 2001, in varying increments until it reaches $200,000 per year, subject to adjustment for inflation. The agreement continues until September 2009, but we may terminate the agreement upon one year's advance notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In the last fiscal year none of the members of the Compensation Committee are currently, or have ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of two independent directors and operates under a written charter adopted by the Board of Directors. The members of the Compensation Committee are William H. Cunningham, Ph.D. and Charles E. Long. The Compensation Committee is responsible for recommending to the Board of Directors the compensation programs and levels of pay for executive officers, and also advises management on pay programs and levels for other employees. The Compensation Committee believes it has fulfilled its responsibilities under its charter during the latest fiscal year.

     Compensation Philosophy and Objectives. Our basic philosophy is to align executive compensation with increases in stockholder value through achievement of certain milestones, including milestones related to our preclinical and clinical development. This is primarily accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value, and profit sharing. In addition, we believe it is important to emphasize teamwork, entrepreneurship and active participation by all employees. This is accomplished through providing options to a majority of full-time, exempt domestic employees and similarly situated international employees, and through cash incentives, through which both executives and employees receive cash bonuses based on company-wide financial goals.

     Executive Compensation Programs. Our executive compensation programs consist of three principal elements: base salary, cash bonus and stock options. We emphasize incentive compensation in the form of stock options and bonuses, rather than base salary. The Compensation Committee has adopted a guideline that executives should be paid competitive base salaries. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance, assessments of expected future contributions of the executives, competitive pay levels and programs provided by other comparable companies, and general industry pay practices. In making its determinations, the Committee does not utilize any particular indices or formulae to arrive at each executive's recommended pay level.

     Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between our executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the amount of such grants, the Committee evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. Options are generally granted at 100% of fair market value at the date of grant. Options vest ratably over a period of four years. The long-term value realized by executives through option exercises can be directly linked to the enhancement of stockholder value.

     Chief Executive Officer Compensation. The compensation of our chief executive officer is determined using the same philosophy and policies as for all executive officers. The compensation includes base salary, cash bonus and stock options. Our chief executive officer currently has an employment agreement that is described under "Executive Compensation -- Employment Contracts and Change-In-Control Arrangements."

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers. Deductions are, however, permitted if certain conditions are met, including a requirement that the plan under which such compensation is paid be reapproved by stockholders every five years. None of the compensation paid by us in the fiscal year ended June 30, 2001 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          COMPENSATION COMMITTEE

                                          William H. Cunningham, Ph.D.
                                          Charles E. Long

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three "independent" directors in compliance with the Marketplace Rules of the Nasdaq Stock Market and operates under a written charter adopted by the Board of Directors, which is attached hereto as Exhibit B. The members of the Audit Committee are William H. Cunningham, Ph.D., Charles E. Long and Elise T. Wang. The Audit Committee believes it has fulfilled its responsibilities under this charter during the latest fiscal year.

     Management is responsible for our internal controls and the financial reporting process. Arthur Andersen LLP, our independent public accountants, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2001 with our management and Arthur Andersen LLP. The Audit Committee also discussed with the Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has also received the written disclosures from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

     Based upon the Audit Committee's discussion with management and Arthur Andersen LLP and the report of Arthur Andersen LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          William H. Cunningham, Ph.D.
                                          Charles E. Long
                                          Elise T. Wang

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO ANY SUCH FILING.

                         STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the cumulative total return to stockholders of our common stock from October 12, 2000 (the date of our initial public offering) to June 30, 2001 to the cumulative total return over such period of (i) Nasdaq National Market System Composite Index and (ii) the S&P Biotechnology Index. The graph assumes that $100 was invested on October 12, 2000 in our common stock at its initial public offering price of $8.00 per share and in each of the other two indices as of September 30, 2000, and the reinvestment of all dividends, if any.

     The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate it by reference into any such filing. The graph is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                 COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
    AMONG INTROGEN THERAPEUTICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE S&P BIOTECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------
                                                   10/12/00 or
                                                     9/30/00      6/29/01
-------------------------------------------------------------------------
 Introgen Therapeutics                               $100.00      $59.75
 Nasdaq National Market                               100.00       58.92
 S&P Biotechnology                                    100.00       84.67

* $100 invested on 10/12/00 in stock or on 9/30/00 in indices -- including reinvestment of dividends. Fiscal year ending June 30.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms we received, we believe that, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied, except for a Form 4 filing for J. David Enloe, Jr., filed two days after the deadline of June 11, 2001.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy Card confers discretionary authority with respect to such matter.

                                          By Order of the Board of Directors

                                          /s/ RODNEY VARNER
                                          --------------------------------------
                                          Rodney Varner
                                          Secretary

Austin, Texas
October 24, 2001

                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                          INTROGEN THERAPEUTICS, INC.

                             ---------------------

     Introgen Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. That Article XI of the Corporation's Restated Certificate of Incorporation which currently reads:

     "No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Corporation's Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of at least two-thirds of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Amended and Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting), or 2.12 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the Corporation's Bylaws."

is amended to read as follows:

     "No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Corporation's Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of at least two-thirds of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting) or 2.12 (Stockholder Action by Written Consent Without a Meeting) of the Corporation's Bylaws. The affirmative vote of at least two-thirds of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification by the stockholders of Section 3.2 (Number of Directors) of the Corporation's Bylaws."

     2. This Certificate of Amendment of the Corporation's Restated Certificate of Incorporation has been duly approved by the Corporation's Board of Directors in accordance with Section 228 the Delaware General Corporation Law.

     3. This Certificate of Amendment of the Corporation's Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its Chief Executive Officer and President, this   day
of December, 2001.

                                          INTROGEN THERAPEUTICS, INC.

                                          BY:
                                            ------------------------------------
                                                      David G. Nance
                                          Chief Executive Officer and President

                                   EXHIBIT B

                          INTROGEN THERAPEUTICS, INC.
                             A DELAWARE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The purpose of the Audit Committee of the Board of Directors of Introgen Therapeutics, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor our system of internal controls, to provide our Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Director's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

          1. Will be an independent director;

          2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of our system of internal controls;

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of our internal audit function;

          3. Reviewing the independent auditors' proposed audit scope, approach and independence;

          4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

          6. Recommending the appointment of independent auditors to the Board of Directors;

          7. Reviewing fee arrangements with the independent auditors;

          8. Reviewing before release the audited financial statements and Management's Discussion and Analysis in our annual report on Form 10-K;

          9. Reviewing before release the unaudited quarterly operating results in our quarterly earnings release;

          10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

          11. Overseeing of compliance with our Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on our financial statements;

          13. Providing oversight and review of our asset management policies, including an annual review of our investment policies and performance for cash and short-term investments;

          14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          15. Reviewing related party transactions for potential conflicts of interest;

          16. Providing a report in our Proxy Statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of
     Schedule 14A; and

          17. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with our president and separately with our chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                    MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                                                        APPENDIX

                                  (DETACH HERE)

                                      PROXY
                           INTROGEN THERAPEUTICS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, DECEMBER 5, 2001

     The undersigned hereby constitutes and appoints David G. Nance and James W. Albrecht, Jr. and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Introgen Therapeutics, Inc. (the "Company") held of record by the undersigned as of the close of business on Tuesday, October 9, 2001, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, at 10:00 a.m., local time, on Wednesday, December 5, 2001, and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TWO NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S 2001 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES).

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

INTROGEN THERAPEUTICS, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

     ----------------
     VOTE BY INTERNET
     ----------------

     It's fast, convenient, and your vote is immediately confirmed and posted.

     FOLLOW THESE FOUR EASY STEPS:

     1.  READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

     2.  GO TO THE WEBSITE
         http://www.eproxyvote.com/ingn

     3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

     4.  FOLLOW THE INSTRUCTIONS PROVIDED.

     YOUR VOTE IS IMPORTANT!

     Go to http://www.eproxyvote.com/ingn anytime!

           DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET

                                   DETACH HERE

         PLEASE MARK
 [X]     VOTES AS IN
         THIS EXAMPLE.

------------------------------------------------------------------------------------------------------------------------------------
                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.
------------------------------------------------------------------------------------------------------------------------------------

                                                                             To transact such other business as may properly come
1.   Election of two (2) Class I directors to serve for a                    before the Annual Meeting including any motion to
     three (3) year term.                                                    adjourn to a later date to permit further solicitation
     NOMINEES: (01) WILLIAM H. CUNNINGHAM, PH.D. and (02) ELISE T. WANG      of proxies if necessary or before any adjournment
                                                                             thereof.

                                                                           THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED
                   FOR                                  WITHHELD           AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY
                   BOTH    [ ]                    [ ]   FROM BOTH          WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 AND AT THE
                 NOMINEES                               NOMINEES           DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY
                                                                           PROPERLY COME BEFORE THE MEETING.

                                                                           NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT
                                                                           OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY,
                                                                           EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL
                                                                           NAME AND TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN
                                                                           FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                           OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
              [ ]                                                          NAME BY AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT
                  ---------------------------------------                  TENANTS OR COMMUNITY PROPERTY, ALL JOINT OWNERS SHOULD
                  For both nominees except as noted above                  SIGN.

                                                                           PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING
                                                                           ENVELOPE.
                                                  FOR  AGAINST  ABSTAIN
                                                                             MARK HERE      [ ]              MARK HERE      [ ]
2.   Ratify the amendment to Introgen's Bylaws    [ ]    [ ]      [ ]        IF YOU PLAN                     FOR ADDRESS
     that increased the number of authorized                                 TO ATTEND                       CHANGE AND
     directors from five (5) to six (6) and                                  THE MEETING                     NOTE BELOW
     increased the number of Class II directors
     from one (1) to two (2).

3.   Amend Introgen's Certificate of              [ ]    [ ]      [ ]
     Incorporation to permit Introgen's Board of
     Directors to amend Section 3.2 of Introgen's
     Bylaws relating to the number and classes of
     directors.

4.   Ratify Introgen's 2000 Stock Option Plan for [ ]    [ ]      [ ]
     purposes of Rule 162(m) of the Internal
     Revenue Code of 1986, as amended.

5.   Ratify the appointment of Arthur Andersen    [ ]    [ ]      [ ]
     LLP as Introgen's independent public
     accountants for the six month period ending
     December 31, 2001 and the fiscal year ending
     December 31, 2002.

Signature:                                           Date:                 Signature:                               Date:
          ------------------------------------------      -------------              ------------------------------      -----------